Exhibit 99.1

Hess Corporation Announces Offer to Purchase Any and All Notes Due 2019 and Notes Due 2029, 2031 and 2033 for up to the Aggregate Maximum Repurchase Amount

NEW YORK — (BUSINESS WIRE) — Sep. 19, 2016 — Hess Corporation (NYSE: HES) announced today the commencement of cash tender offers (the “Offers”) for the debt securities in the table below (collectively the “Notes”).

Any and All of the Outstanding Securities Listed Below:

Security (CUSIP No.)	Initial Principal Amount	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread
8.125% Notes due February 15, 2019 (42809HAB3)	$1,000,000,000	0.875% UST due 09/15/2019	FIT1	+60 bps

Up to the Aggregate Maximum Repurchase Amount of the Outstanding Securities Listed Below(a):

Security (CUSIP No.)	Initial Principal Amount	Acceptance Priority Level(a)	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread	Early Tender Payment (b)(c)
7.875% notes due October 1, 2029 (023551AF1)	$700,000,000	1	1.50% UST due 08/15/2026	FIT1	+360 bps	$30
7.300% notes due August 15, 2031 (023551AJ3)	$750,000,000	2	1.50% UST due 08/15/2026	FIT1	+365 bps	$30
7.125% notes due March 15, 2033 (023551AM6)	$600,000,000	3	2.50% UST due 05/15/2046	FIT1	+327 bps	$30

(a)	The offers with respect to the Maximum Tender Offer Notes are subject to the Aggregate Maximum Repurchase Amount which is defined as the lesser of (i) $375,000,000 and (ii) $1,075,000,000 less the aggregate Total Consideration (as defined below) for the Any and All Notes (as defined below) validly tendered and accepted for purchase in the Any and All Tender Offer (as defined below). The Company will allocate the Aggregate Maximum Repurchase Amount to purchase Maximum Tender Offer Notes subject to the Acceptance Priority Level as more fully set forth in the Offer to Purchase.
(b)	Per $1,000 principal amount.
(c)	The Total Consideration for Maximum Tender Offer Notes validly tendered prior to or at the Early Tender Date (as defined below) and accepted for purchase is calculated using the applicable Fixed Spread (as defined below) and is inclusive of the Early Tender Payment.

The Offers consist of offers to purchase for cash (1) any and all (the “Any and All Tender Offer”) of its 8.125% Notes due 2019 (the “Any and All Notes”) and (2) up to (the “Maximum Tender Offer”) a total purchase price of the lesser of (a) $375 million and (b) $1.075 billion less the aggregate total consideration for the Any and All Notes validly tendered and accepted for purchase in the Any and All Tender Offer (the “Aggregate Maximum Repurchase Amount”) of its 7.875% Notes due 2029 (the “2029 Notes”), 7.300% Notes due 2031 (the “2031 Notes”) and 7.125% Notes due 2033 (the “2033 Notes”, and together with the 2029 Notes and the 2031 Notes, the “Maximum Tender Offer Notes”), subject to the acceptance priority levels noted in the second table above.

The Aggregate Maximum Repurchase Amount will not be determined until the aggregate total consideration for the Any and All Notes validly tendered and accepted in the Any and All Tender Offer is determined. The Any and All Tender Offer will expire at 5:00 p.m., New York City time, on September 23, 2016, unless extended or earlier terminated (the “Any and All Expiration Date”). Holders of the Any and All Notes must validly tender and not validly withdraw their Any and All Notes prior to or at the Any and All Tender Expiration Date to be eligible to receive the total consideration for such Any and All Notes.

The Maximum Tender Offer will expire at 11:59 p.m. New York City time, on October 17, 2016, unless extended or earlier terminated (the “Maximum Tender Expiration Date”). Holders of the Maximum Tender Offer Notes must validly tender and not validly withdraw their Maximum Tender Offer Notes prior to or at 5:00 p.m., New York City time, on September 30, 2016, unless extended or earlier terminated (the “Early Tender Date”), to be eligible to receive the total consideration for such Maximum Tender Offer Notes, which is inclusive of an amount in cash equal to the applicable amount set forth in the second table above under the heading “Early Tender Payment” (the “Early Tender Payment”). Holders of the Maximum Tender Offer Notes who validly tender their Maximum Tender Offer Notes after the Early Tender Date but prior to or at the Maximum Tender Expiration Date will be eligible to receive the total consideration for such Maximum Tender Offer Notes minus the Early Tender Payment.

All Maximum Tender Offer Notes tendered prior to or at the Early Tender Date will be accepted based on the acceptance priority levels noted in the second table above and will have priority over Maximum Tender Offer Notes tendered after the Early Tender Date, regardless of the acceptance priority levels of the Maximum Tender Offer Notes tendered after the Early Tender Date. Subject to applicable law, the Company may increase or decrease the amounts of cash available for purchase of any of the Maximum Tender Offer Notes in its sole discretion.

The Offers are being made pursuant to an Offer to Purchase dated September 19, 2016 (the “Offer to Purchase”), which sets forth a more detailed description of the Offers. Holders of the Notes are urged to read carefully the Offer to Purchase before making any decision with respect to the Offers.

The applicable consideration (the “Total Consideration”) payable for each $1,000 principal amount of each series of Notes validly tendered and accepted for payment pursuant to the Offers will be determined in the manner described in the Offer to Purchase by reference to the applicable fixed spread for such Note (the “Fixed Spread”) specified in the tables above plus the applicable yield to maturity based on the bid-side price of the applicable U.S. Treasury Notes specified in the applicable table above, calculated as of 2:00 p.m., New York City time, on September 23, 2016, in the case of the Any and All Tender Offer, and at 2:00 p.m., New York City time, on October 3, 2016, in the case of the Maximum Tender Offer, in each case unless extended or earlier terminated. In addition to the Total Consideration, Hess will also pay accrued and unpaid interest on Notes purchased up to, but not including, the applicable settlement date. The settlement date for the Any and All Offer is expected to be promptly after the expiration of the Any and All Offer and is expected to be September 28, 2016. The settlement date for the Maximum Tender Offer Notes validly tendered and accepted for payment on the Early Tender Date is expected to be promptly after the Early Tender Date and is expected to be October 4, 2016. The settlement date for the Maximum Tender Offer Notes validly tendered and accepted for payment after the Early Tender Date is expected to be promptly after the expiration of the Maximum Tender Offer and is expected to be October 18, 2016.

The Any and All Notes may be validly withdrawn at any time prior to or at 5:00 p.m., New York City time, on September 23, 2016, unless such date and time is extended or earlier terminated by the Company, but not thereafter. The Maximum Tender Offer Notes may be validly withdrawn at any time prior to or at 5:00 p.m., New York City time, on September 30, 2016, unless such date and time is extended or earlier terminated by the Company, but not thereafter.

The obligation of Hess to accept for purchase and to pay the Total Consideration and the accrued and unpaid interest on Notes purchased pursuant to the Offers is not subject to any minimum tender condition, but is subject to satisfaction or waiver of certain other conditions described in the Offer to Purchase. These conditions include the consummation of a debt financing, which Hess is commencing concurrently with the Offers, on terms and conditions satisfactory to Hess and resulting in the receipt of gross proceeds sufficient to fund the Offers.

Hess has retained Goldman, Sachs & Co., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Mizuho Securities USA Inc. and MUFG Securities Americas Inc. to serve as dealer managers for the Offers. Global Bondholder Services Corporation has been retained to serve as the information agent and the depositary for the Offers.

Questions regarding the Offers may be directed to: Goldman, Sachs & Co. at 800-828-3182 (toll free) or 212-357-1039, J.P. Morgan Securities LLC at 866-834-4666 (toll free) or 212-834-3424 or Morgan Stanley & Co. LLC at 800-624-1808 (toll free) or 212-761-1057. The Offer to Purchase and the notice of guaranteed delivery being provided in connection with the Any and All Notes may be accessed at the following link http://www.gbsc-usa.com/Hess/ or obtained from Global Bondholder Services Corporation, free of charge, by calling toll-free at (866) 470-4500 (bankers and brokers can call collect at (212) 430-3774).

This news release shall not be construed as an offer to purchase or sell or a solicitation of an offer to purchase or sell any of the Notes or any other securities. Hess, subject to applicable law, may amend, extend or terminate the Offers and may postpone the acceptance for purchase of, and payment for, the Notes so tendered. The Offers are not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of Hess, the dealer managers, the information agent or the depositary makes any recommendations as to whether holders of the Notes should tender their Notes pursuant to the Offers.

Hess Corporation is a leading global independent energy company engaged in the exploration and production of crude oil and natural gas. More information on Hess Corporation is available at http://www.hess.com.

Cautionary Statements

This news release contains statements about future events and expectations, or forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These projections and statements reflect the company’s current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved, and actual results could differ materially from those projected as a result of certain risk factors, including those described in and incorporated by reference into the Offer to Purchase. Hess undertakes no obligation to update the information contained in this news release to reflect subsequently occurring events or circumstances.

Source: Hess Corporation

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For Hess Corporation

Investor:

Jay Wilson

212-536-8940

or

Media:

Sard Verbinnen & Co

Michael Henson/Patrick Scanlan

212-687-8080